Exhibit 99.2

Conference Call Transcript
PFCB - Q2 2003 P.F. Chang’s China Bistro, Inc. Earnings Conference Call
Event Date/Time: Jul. 23. 2003 / 1:00PM ET
Event Duration: 45 min

CORPORATE PARTICIPANTS

Richard Federico
P.F. Changs China Bistro, Inc. - Chairman and CEO

Bert Vivian
P.F. Changs China Bistro, Inc. - President

Kristina Cashman
P.F. Changs China Bistro, Inc. - CFO and Secretary

Russell Owens
P.F. Changs China Bistro, Inc. - EVP, President, Pei Wei Asian Diner

CONFERENCE CALL PARTICIPANTS

John Glass
CIBC - Analyst

Janice Meyer
First Boston - Analyst

Bryan Elliott
Raymond James & Associates - Analyst

Fitzhugh Taylor
Banc of America Securities - Analyst

Peter Needland
Pilgrim Baxter - Analyst

Ryan Randall
Canal Capital - Analyst

Dennis Forst
McDonald Investments - Analyst

Paul Westra
S.G. Cowen - Analyst

Simon Walburg
Sampson Partners - Analyst

PRESENTATION

Operator

     Good afternoon and welcome to P.F. Chang’s second quarter earnings release conference call. All lines have been placed on a listen-only mode until the question-and-answer session of today’s call. This call is being recorded. I would like to turn the call over to Ms. Kristina Cashman, Chief Financial Officer. Thank you. You may begin.

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

     Thank you good morning everyone and thank you for joining us for our second quarter conference call. With me today is Rick Federico our chairman and CEO. Bert Vivian president of P.F. Chang’s China Bistro and Russell Owens president of Pei Wei Asian Diner.

In today’s call we will summarize the results for our second quarter, fine-tune our expectations for the balance of 2003, and provide our current thoughts on 2004. After we finished our formal remarks, we will open up the call to address any questions that you might have. Let’s first get some of the routine items out of the way with a few comments regarding the nature of information we will be discussing on this call. The majority of this call deals with forward-looking information. The accuracy of this information is subject to a number of risks and uncertainties that may cause our actual results to differ from our expectations. A more complete discussion of these risks and uncertainties can be found in our periodic filings with the S.E.C., including our 10-Q which we filed this morning.

With that behind us, let’s talk about the second quarter. As we previously reported, our revenues ended up at $136.6 million, a 34% increase over the second quarter of 2002. Sales at our Bistro units accounted for $123.9 million of the total or roughly $3 million above our forecast. While sales at our Pei Wei units accounted for 12.7 million of the total, about 1 million above our forecast. At quarter end, 66 of our Bistros had been open for at least 18 months, or about 78% of our entire system.

These comp stores were up 5.4% for the second quarter. The majority of the 5.4% increase was the result of an increase in guest traffic at our restaurants, with roughly 1% coming from a price increase implemented in the first quarter of this year. We opened one new Bistro and three new Pei Weis in the second quarter as planned. Our new Bistro unit was located in Dublin Ohio outside of Columbus where we already have one Bistro. As we expected, the new stores that opened up to very high volumes in the first quarter came back a bit to average weekly sales of just under $126,000. We expect that as we open 12 new units in the back half of this year, the average weekly sales of the 2003 class will continue to decline.

As for new unit openings at Pei Wei this quarter, we continue to be very pleased with the strength of these new units which average just over $53,000 per week. New Pei Wei units opened in the second quarter were located in markets where we have at least one Pei Wei already. Phoenix, Houston and Southern California. All of these stores opened well above our expectations and the entire 2003 class of new stores continues to perform very well. We had anticipated that our restaurant cash margins at the Bistro would be around 19.3% for the quarter, or roughly flat from the second quarter of 2002. As it turns out, our Bistro margins came in slightly above our expectations, at 19.5%. Due mostly to leverage on higher than planned sales volumes offset by higher commodity cost.

From a cost of sales standpoint our food and beverage costs were up year over year and sequentially, due primarily to higher poultry and produce cost. Labor was down slightly, both year over year and sequentially, due primarily to improvement in labor efficiencies at newer units offset partially by higher insurance costs. Operating costs at the Bistro were basically flat year over year and up sequentially despite any expected sales leverage off of these items which are made up in part by costs that are fixed in nature due to slightly higher utility costs and repair and maintenance-type costs. As for occupancy costs, we did see a decline in these expenses on a year-over-year basis due primarily to sales leverages achieved on these costs as well as the fact that we continue to benefit from more favorable lease terms associated with our newer restaurants.

Now let’s spend a few minutes talking about Pei Wei’s unit level operating results. Given the strong revenue results at Pei Wei in the second quarter, particularly from new units, as well as continued improvements in labor efficiencies, our Pei Wei units performed better than we had anticipated achieving a system average operating profit margin of 16.4% versus the 15.3% we had forecast. While we continue to expect volatility in Pei Wei’s financial results given its young age and small revenue base, we were very pleased to see another strong performance from our Pei Wei team this quarter.

Now let’s talk about other costs for the quarter. While our strong results at the unit level from both of our concepts generated an additional 1.1 million in restaurant operating income this quarter, we ended up giving about half of this back in our G&A line. Our G&A cost at the Bistro ended up at $6.4 million or about 600,000 above our forecast. Some of the additional costs incurred were for the long term health and benefit of our business while others were not. Based on the strength of our business we have made the decision to invest additional dollars in operations, support and training. While increasing our current-year G&A, we believe these investments will pay off handsomely down the road.

As an example in preparation for our future growth we have promoted several of our senior operating partners to area partners in order to assist our market partners with overseeing their respective regions. As our Bistro universe continues to expand we will need new operational leaders to manage our business. We have chosen to get a head start on the development of that talent.

Furthermore, and again with the thought of improving our overall performance, we have taken the opportunity to add additional training support at a regional level. We also recently added some resources in our facilities group to assist our operators with ongoing repair and maintenance issues as well as larger capital projects. Historically, we have outsourced the supervision of our facilities work. Given our longstanding emphasis on maintaining the look and feel of our restaurants we have chosen to bring some of these resources in-house.

As I mentioned before, not all of the additional G&A costs incurred in the second quarter were for the long term health and benefit of our guests. Legal costs were higher than normal due primarily to various litigation issues in the state of California. Additionally, per the requirements of the Sarbanes Oxley act we have had to outsource a fair amount of work to ensure compliance with these requirements. We expect to spend additional dollars in the second half of the year in each of these areas.

Our depreciation and amortization expense was 4.6 million for the quarter right in line with our forecast. Preopening expense ended up at just under 1.2 million about 200,000 below our forecast. Our other income for the quarter which consists primarily of interest income offset by other minor expenses was minimal as expected. Minority interest expense as a percent of sales was slightly higher than we had forecast given the better than expected unit level operating results. Our tax rate ended up where we thought it would, at 34%.

In summary, our strong revenue performance for the quarter at both concepts, as well as better than expected profitability results from Pei Wei, drove a year-over-year EPS gain of 43%. As far as our balance sheet goes, we ended the quarter with about $52 million in cash. Our total cap-ex for the quarter was 14.4 million, which takes us to cap-ex of 24.3 million for the first half of this year. Our debt balance at the end of the quarter was 1.5 million.

Now let’s talk about current business trends. Our expectations for the balance of 2003, as well as our thoughts on 2004. We have increased our full year expectation for 2003 to $1.07 from our previous forecast of $1.06 to reflect our better than expected earnings results in the second quarter. We have only slightly modified our revenue expectations for both concepts for the balance of the year to reflect current sales trends as well as a few less new unit sales weeks for the Bistro in the third quarter. Our Bistro development should end up at 18 new units for the year as previously forecast. It looks like one of our early 2004 new units at Pei Wei will now slide into 2003, taking our Pei Wei 2003 development to a total of 16 new restaurants by the end of the year. We anticipate comp store sales growth at the Bistro of roughly 3% for the balance of the year. Through the first three weeks of this quarter, average weekly sales volumes at both the Bistro and Pei Wei are running slightly above our forecast for the quarter. With comp store sales at the Bistro up 4.3%.

In summary, we now expect our revenues in 2003 to be around $556 million and we expect our earnings per share to be $1.07 which equates to a 32% increase over last year. Included in these assumptions is that Pei Wei will end up at about break-even for the year versus the $600,000 loss we had forecast as of the end of the first quarter. Our cap-ex for 2003 should be somewhere around $58 million which should be funded in large part with cash flows from Bistro operations. Leaving us with a cash balance of around 35 to $40 million at the end of 2003.

Now, let’s spend a few minutes talking about our expectations for 2004. First of all, we should point out that fiscal 2004 will be a 53-week year for us, versus our standard 52-week year, given where the Sunday closest to the last day of the calendar year will fall in ‘04. Our last 53-week year was fiscal 1999. For comparative purposes, the expectations that we will lay out for you will contemplate a 52-week year. Our actual results should, of course, be slightly better due to the additional week.

Our expectations for 2004 include 16 to 18 new Bistro units and 19 to 21 new Pei Wei units. We expect to grow our existing Bistro and Pei Wei businesses by roughly 1 to 2% next year. Our Bistro unit level margins should be roughly flat from this year while Pei Wei unit level margins should continue to improve. This all adds up to around 692 million in revenues, net income of 36 million, and EPS. of $1.32, a 24% increase over 2003. Included in these assumptions is the expectation that Pei Wei will be slightly profitable. Again, these numbers reflect a 52-week year, so we should end up a little above these numbers with the additional week. As we always do, we will provide a quarter-by-quarter forecast for 2004 when we release our fourth quarter results for 2003 which is scheduled for February. At that time, we will reflect the additional week in our fourth quarter ‘04 estimates.

We will release our third quarter revenue results on October 2nd, just as we did in our second quarter revenue release we will not be providing an updating earnings estimate for the third quarter at that time. That concludes our formal remarks so at this time we will open up the call for any questions.

QUESTION AND ANSWER

Operator

Thank you. At this time if you would like to ask a question you may press star followed by 1. Again that is star 1 to ask a question. If you would need to withdraw your question you may press star 2. Our first question comes from John Glass and please state your company name.

John Glass - CIBC - Analyst

Yes, it’s CIBC. I’ve got two questions. First on the guidance looks like you’re looking for a 28% increase in net income and only a 23 to 24% in earnings per share. Is there something else going on in the options dilutions or something I should be aware of or is that just a rounding error in calculation?

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

I imagine it’s just rounding John. There is nothing unusual going on in the share calculation or anything.

John Glass - CIBC - Analyst

Got it. Could you talk a little bit about your outlook on the food commodities in near term? I know you talked about poultry. I know there was spike in the lettuce market. Excluding that how much ongoing pressure do you see on the food line?

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

As we talked about in the beginning of the year certainly our expectations would be if anything our commodity cost in total could possibly tick up on us from where we were last year. We are certainly seeing that. Poultry is something that again we expect certainly in the summertime months poultry is always a little higher. But other things in the back half of the year, rice is something that we will probably be a little challenged with in the back half of the year. That looks to be like we could see some increases in rice. Produce is something, yeah, we saw a little spike this quarter. But again, produce is one of those items where we can see increases or decreases but they are fairly short-lived. Other than that I think in the back half of the year like we’ve said in the beginning of the year we will continue to see a little bit of pressure overall in our commodity costs.

John Glass - CIBC - Analyst

Thanks very much.

Operator

Next question comes from Janice Meyer please state your company name.

Janice Meyer - First Boston - Analyst

Janice Meyer with First Boston. On the G&A, are these promotions anticipating deeper penetration sort of per region, at the Bistro, is it catching up to your increased unit guidance in terms of how many stores you could have? How many are you now anticipating per partner? And also, sorry about this still on G&A though, what would be your long-term target for G&A as a percent of sales since the only really managing partner program I guess the Outback and one of the benefits seem to be a lower than average G&A as a percent of sales, while the G&A for Bistro is pretty high. Wondering where you think the trend will be over time.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

This is Bert. I’m the culprit. I’ll answer this. As we look at our business and as we’ve talked about in the past the universe for the Bistro is probably going to be a little bit bigger than we originally anticipated. Currently we have about ten market partners that are managing our business across the country. And the fact of the matter is we realize that look, this is going to be a little bit bigger business. We’re going to need high quality talent to help manage, which for us is a very complex business. So we could stage this in a little bit, we probably gotten a little bit ahead of the game quite frankly but that’s okay. Right now as Kristina mentioned our business is good. We continue to believe that our business will stay good so we’ve decided to plow back some of those additional dollars into our people.

We’ve gone through a significant amount of effort to try and figure out who the right people are. And so we want to begin that process of taking them from single-unit operators to multi-unit operators. It’s causing us this year for the first time I think in our at least our public existence where we haven’t leveraged our G&A, getting to your second question. We fully expect to leverage G&A. We asked our shareholders to stomach, if you will, the creation of Pei Wei, causing a little pressure there. Russell Owens has done a great job of building a solid concept and we haven’t felt too much pressure there and with our current initiatives that we have that Kristina went through we are going to see a tick up in G&A this year. Fully expect that next year we will begin to 11 that dollar amount again.

Janice Meyer - First Boston - Analyst

And any sort of long term goal on where you think G&A should be? Is it closer to 5% of sales on a normalized ways is, 4%?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

I think we should clearly approach 4% on a consolidated bases. That assumes the Pei Wei brand matures as we think it will. If you simply look at the Bistro business we’re going to end up this year below 5%, or excuse me right at 5% versus last year which was 4.9%. I expect that as we continue to grow this business we will be able to leverage certainly the Bistro side of the business down closer to 4%.

Janice Meyer - First Boston - Analyst

Thank you.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

You bet.

Operator

Thank you. Our next question comes from Bryan Elliott and please state your company name.

Bryan Elliott - Raymond James & Associates - Analyst

Raymond James. Couple of issues. Back on the commodities as you look forward, help a little bit with magnitude. I mean, either sort of you know what kind of price increase would cover the dollar commodity amounts that you’re expecting to see going forward, commodity increases you’re expecting or what are some of the magnitude of cost increases you expect in the second half of the year in various areas? And also, is there any kind of mix change or anything else that might have caused the magnitude of the jump here in Q2 and the second question relates to the repair and maintenance that you mentioned, and bringing that in-house. If you could elaborate a bit on that, what kind of you know, R and M issues are you seeing and I assume it’s the old eggs units, but help elaborate a bit on that. Thanks.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Hey, Bryan it’s Bert. As Kristina mentioned, there are a couple of things that we’ll see a bit of pressure at the back half of the year. Commodities go up and down and they tend to be short term swings. So if it comes to whether we will take a price increase to cover commodity, we’ve never done that historically. The only time we tend to take price increases is when it relates to what we believe it relates to long term increase in doing our business. And generally speaking that centers around our labor component, health benefits and insurance pieces is what drove this price increase of 1% in the first quarter.

Currently we have no plans in the back half of the year for any price increase. I’ll always reserve my right to change my mind on those types of things but the fact of the matter is over the course of seven plus years now we’ve taken I think just three price increases. So I think that should tell our investors it is not something that we do or we like to do a great deal of.

With respect to the R and M issue, you know, again historically we have outsourced the supervision of R and M work. So if a water heater breaks in White Plains New York we would generally hire an outside contractor and then we would have somebody supervising that job, if you will. Frankly our system is getting large enough now to where it makes sense to have a few more bodies. And that’s what we’re talking about here is a few more bodies in-house that can help supervise just the daily repair and maintenance of our restaurants. It does not necessarily relate to our older units. You know, all of our units as they mature, we still have a fairly young system but nonetheless we do have some units that are coming up on four, five and six years and with the amount of traffic that goes through our restaurant, geez, things break. We need to make sure we stay on top of that, having a clean safe facility is one of our primary goals here at the Bistro and we want to make sure that we’re on top of the issue. So rather than getting outsiders to help us do that we’ve decided to bring them in-house and try to do a much better job.

Richard Federico - P.F. Changs China Bistro, Inc. - Chairman and CEO

All right. If I could follow up. Bryan this is Rick. Could I add one comment to that?

Bryan Elliott - Raymond James & Associates - Analyst

Yes.

Richard Federico - P.F. Changs China Bistro, Inc. - Chairman and CEO

One of the thoughts is what we have learned now over the past seven years is what our expected life expectancies are in certain areas of the restaurant and by bringing this in-house it allows us to be pro active in the way that it is seamless to the guest. We don’t get to the point in the R and M part of the business where it be boot fabrics or stains on wood floors or table top maintenance and that kind of fun stuff. We actually introduced a program that replaces and/or repairs those items before it’s ever noticed by the guest. And we did not think we could do that without the internal support.

Bryan Elliott - Raymond James & Associates - Analyst

Makes sense. Let me get back to the commodity price thing if you could. 80 basis points is a substantial increase. Could you give a little more color on what really went on there and why you’re forecasting that to be sort of a one-quarter issue if I read the forecast right and did my numbers right you’re basically back to a flattish kind of Q3 food cost change at the Bistro so you know that’s a pretty big deviation and then a return to normalcy. So could you help a little bit on that?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Well, Bryan you’ve got a very good pencil because I don’t think from the information we provide you can get to that conclusion. We break out in our forecast a restaurant operating profit which is made up of three or four parts.

Bryan Elliott - Raymond James & Associates - Analyst

True, okay, fair enough.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

My guess is that we’re going to see cost of sales increases in the back had half of the year third and fourth quarter. We said at the beginning of the year did we think it was a huge shift, probably as you average it out over the course of the year probably not huge. But the fact is we have benefited as has our entire industry of the past few years low commodity costs. We are coming off a relatively low number last year. So you know, any tick up is going to look like, you know, things are changing. And I think things have changed a little bit on the commodity front. Is it going to be a huge change? Probably not. But I think it’s our challenge to work through that and understand it and again try to do our best in terms of forecasting our business for that.

Bryan Elliott - Raymond James & Associates - Analyst

Was there any mix shift that contributed to that number, if I factor in the 1% price increase I could calculate pretty close your percentage price commodity was?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Little mixed shift in there. Our customers continue to eat the same way as they did last year.

Operator

Next question comes from Fitzhugh Taylor. Please state your company name.

Fitzhugh Taylor - Banc of America Securities - Analyst

Banc of America Securities. When you look at the ‘04 and ‘03 Bistro development, does this result in a quasi-static number of Bistros going forward?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

This is Bert. We have been the benefactor in ‘03 and ‘04 of a very robust real estate pipeline. Our 13 to 15 or 14 to 16 target we don’t like to look at it as quasi. That is really our target. We simply have been, we’ve had some deals come to us that we simply couldn’t refuse. So we’ve made the decision to go ahead and bump that up a little bit. My — our 2004 pipeline is absolutely full at this point. As a matter of fact, I’m trying to see if we can weed some things out, if you will. Some of that will happen in due course, as is always the case. But we’re not working on anything in 2004 right now. We are working on 2005 and quite honestly that’s almost full at this point. So again, I think we’ve been the benefactor of some things, we’ve had some deals come to us that we’ve simply chosen to accept. But it is not on our part a conscious effort to increase the unit count of the Bistro on a per year basis.

We want to open 14, 15, 16 a year. We think that is a pace we can handle and at least take some of the risk off the table for us and our investors. There is no reason really to bump that number up. That’s going to be the course over the next few years and I fully expect that as we talk about ‘05 that we’re going to be talking about 14 to 16 units.

Fitzhugh Taylor - Banc of America Securities - Analyst

Looking at the ‘04 development do you have a sense of how that’s going to break down into the larger and some of the smaller markets?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

I think it will probably be very similar to what we’re seeing this year. In terms of the types of markets, as we mentioned earlier we are going to stick our toe in, again on a relative basis, couple of smaller markets next year. And again try and figure out if perhaps there’s a way to play in Wichita Kansas as an example. But at the same time we’re going to go into some I would say relatively large markets, for example West New York, New York is on the plan for next year. So it continues to be a mixed bag in terms of signs. You know, as we talked about earlier we’ve moved our sights from the 125 to 150 range to 150 to 200. So if we’re going to play in the, again, that 150 to 200 range we need to build and play in Wichita we think. So we’re going to give that a try next year.

Fitzhugh Taylor - Banc of America Securities - Analyst

Thanks Bert.

Operator

Thank you. Our next question comes from Peter [Needland]. Please state your company name.

Peter Needland - Pilgrim Baxter - Analyst

Pilgrim Baxter and All my questions have been answered.

Operator

Ryan [Randall], please state your company name.

Ryan Randall - Canal Capital - Analyst

Canal Capital. Thanks for taking my call. Just to follow up a little bit on the expansion of the Bistros and the universe.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Could you speak up a little bit.

Ryan Randall - Canal Capital - Analyst

Yeah, is that better?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Yes, thank you.

Ryan Randall - Canal Capital - Analyst

Sorry about that. I’m just questioning about the expansion of the Bistro universe.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Uh-huh.

Ryan Randall - Canal Capital - Analyst

As you guys go to like the 150 to 200 level. Now, what is - is there any additional G&A that is required as you go into the mid market or smaller? I know you guys put in, you guys today announced you put in a additional level of infrastructure. I’m just wondering, smaller stores do they run a one to one G&A basis, is it 80%, 120%, what is the relationship there and then I have another.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

You know, I think that in these smaller markets, Ryan, we — you know the fact of the matter is we’re still going to do a very healthy business in these smaller markets. Consequently we are not going into these markets thinking we’re going to spend less money in terms of support.

Ryan Randall - Canal Capital - Analyst

Okay. So on an overall basis there is probably more support required than in the larger markets?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

I wouldn’t say that. I would say I don’t think it’s going to be less.

Ryan Randall - Canal Capital - Analyst

Okay. Thank you. And then on the second question I had is, you know, 2002, that class has been characterized by people such as yourselves, that it’s some mid to small markets now. If you look at the average weekly sales for ‘03, they’ve been trending negatively. Is that representative of kind of future development in smaller markets or kind of how would you characterize that?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Our 2002 class had a mix of larger markets and smaller markets. I think the trend that you’re referring to is a year-over-year decrease in average weekly sales. I think that’s not atypical for us in any given year. The fact of the matter is, and people need to understand that some of this is math in the sense that last year in the second quarter not all of the 2002 class was open. So we’re comparing a smaller number of units to the entire class this year. I think if you looked at the end of 2002, you’ll see that the average weekly sales volumes for the entire class last year was almost $95,000 which was frankly better than our expectations. And then if you look at the class this year we’re at 90, almost $97,000 for the class. So consequently contrary to popular belief we’re very pleased with our ‘02 class.

Ryan Randall - Canal Capital - Analyst

Then how would you stack that versus kind of expectations of the smaller to mid markets?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

They include some of the smaller to mid markets. Consequently again, any given class has a mixture of all. Again, we’re very — the 2002 class ended up better than our expectations. The 2003 class has a combination of larger and smaller markets. It is way above our expectations right now. As Kristina said, we expect those classes to come back to us as we fill out the 2003 class. We will see the same type of phenomenon next year. If you want to call you’ll see the same phenomenon. We will be down I can surely guarantee it. It’s going to happen. As you compare a small number of restaurants to the whole class particularly when those small number of restaurants open up hot out of the box as we did first half of this year, it is going to be negative comparison next year.

Ryan Randall - Canal Capital - Analyst

That’s helpful thank you.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

You bet.

Operator

Our next call is from Dennis Forst. Please state your company name.

Dennis Forst - McDonald Investments - Analyst

McDonald Investments. I want to see if I could get a run down of locations for the third quarter both Bistro and Pei Weis.

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

Dennis this is Kristina. If you want to call me off line actually I can certainly run through those and give you an estimate of where and when.

Dennis Forst - McDonald Investments - Analyst

Okay, good. The other question I had was about poached items. I read somewhere where you were going to start some poached items in the Bistro. Does that involve more labor, less labor, what’s the food cost on something like that? And has that program already started?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Dennis this is Bert. A little bit — it’s a little bit incorrect in the sense that we’re not starting a new line of poached items. We have actually changed the cooking procedures of a number ever our items. In lieu of cooking the items in our canola oil we are simply cooking them in a chicken stock. It is not really poaching, we change the ingredients that is in our item. It’s not about six or seven in our men yu. It doesn’t make any difference in the terms of the cost—

Dennis Forst - McDonald Investments - Analyst

It is still wok cooked?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Still wok cooked.

Dennis Forst - McDonald Investments - Analyst

You don’t have new kitchen items or anything?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

No.

Dennis Forst - McDonald Investments - Analyst

Has that been selling? Can you give us an idea of that?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Absolutely. It is absolutely delicious. It is actually a classic technique in Hong Kong to cook in stock, called stock velveting.

Dennis Forst - McDonald Investments - Analyst

Is that available in all the stores?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Yes it is.

Dennis Forst - McDonald Investments - Analyst

I’ll have to try it soon. Okay. Then lastly if Russell could answer this one, about the Pei Wei guidance for average unit volumes in the second half, the Pei Weis did about 45,000 a week in the first half. The guidance in the second half is about 42,000 a week. Is that seasonal, is that conservative? Why is that?

Russell Owens - P.F. Changs China Bistro, Inc. - EVP, President, Pei Wei Asian Diner

Dennis that’s consistent with our prior guidance where we continue to forecast new restaurants to open up in the high 20s, build to the high 30s over a reasonably short period of time and then grow modestly from there. So even though we’ve had great openings in the first half of this year, come the back half of the year we’re going to open some in a new market and number two or three in the existing market and we continue to expect those stores to open lower, and then build relatively quickly and that’s just mathematically pulls down the average. It is not a seasonal issue. There is some seasonality issue in Arizona in the third quarter that pulse down the average but it’s primarily just the impact of new stores at a lower opening.

Dennis Forst - McDonald Investments - Analyst

Would that seasonality exist in tem also Russell? Not to the degree of Phoenix?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Exactly.

Dennis Forst - McDonald Investments - Analyst

Is there some seasonality during the summer in Texas?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

No, not really.

Dennis Forst - McDonald Investments - Analyst

Thanks a lot.

Operator

Next question comes from Paul Westra. Please state your company name.

Paul Westra - S.G. Cowen - Analyst

S.G. Cowen. Can you elaborate a little more on your comments on occupancy cost reductions are you seeing it from all landlords, tenant improvement, related to that can you elaborate on your cost per square foot, if there is a change in that number?

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

Yes, as far as occupancy as I mentioned, we are beneficiary of being able to drive better deals. And I think that just comes with over the years our brand awareness has obviously increased, and that’s when we go into new sites today versus a few years ago, we’re able to negotiate better lease deals. And I think that is obviously playing a large part on why our occupancy costs are down. I’m sorry, the second part of your question?

Paul Westra - S.G. Cowen - Analyst

Your build-out costs and if you are taking any changes in tenant improvement dollars?

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

No, no change really. We typically don’t — try not to quite honestly take a lot of tenant reimbursements. We’d rather have the lower occupancy rate quite honestly so no change in our philosophy there.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

There really hasn’t been a significant change in our cost per square foot.

Paul Westra - S.G. Cowen - Analyst

Great, okay. Second question followed on Pei Wei I think you may have mentioned last call that you maybe entertaining doing some media in the Phoenix market. Do you have a better visibility on timing, if so?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

I think we talked about doing that in ‘04, we’re still exploring our options in ‘04, we’ll have enough restaurants operating by then to at least make it feasible. [inaudible]

Paul Westra - S.G. Cowen - Analyst

Thank you.

Operator

Next question comes from Simon [Walburg]. State your company name.

Simon Walburg - Sampson Partners - Analyst

Samson Partners. Thank you for taking my call. Next year will be your I guess you call it 53 week year. Why need to lower the guidance for next year when you sound pretty comfortable that the guidance you already had you’re going to be able to hit. That’s it, thank you.

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

Yeah, we actually this is the first time we’ve actually talked about 2004. So these are really just our initial thoughts on what ‘04 will look like. So we haven’t really lowered our guidance. It’s just for the first time setting out what our expectations are for the year.

Simon Walburg - Sampson Partners - Analyst

Thank you.

Operator

Thank you. Our next question comes from Brian Elliot and please state your company name.

Bryan Elliott - Raymond James & Associates - Analyst

Hi, still with Raymond James. Couple of follow-up questions. The cooking change, the velvet cooking that you referred to, is that a trans-fat issue, is that related to that at all?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Bryan this is Bert. No, it is not. The fact of the matter is that we have several items on our menu that as we were playing around with this, you know? In playing with the chicken stock versus the canola oil, it improved the taste profile in our opinion. It is a very clean taste and we simply decided to make the change and I think our guests have told us that they like the change. It had nothing to do with the trans-fat issue.

Bryan Elliott - Raymond James & Associates - Analyst

Can you elaborate a bill on the California legal situation, two things going on there the state regarding the fish they’ve come after the entire industry and then looks like there’s a series of trial lawyer account increase efforts regarding labor relations. Can you elaborate a little bit and fill us in on your view, where you stand, where are we on the process on each of those?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Bryan, I think you’ve done a great job of summarizing that. I won’t add a lot to that. These are ongoing things in the state of California. And if I say anything else I’ll just get on my soapbox so I’ll probably keep quiet at this point.

Bryan Elliott - Raymond James & Associates - Analyst

Fair enough. Probably not the right form to ask the question. Coming back to the commodity thing a lot of your competitors and you’re certainly of the size now are forward-bought on a lot of you know things like poultry et cetera. Refresh my memory on where you all are on contracting, forward-buying, you know trying to manage some of the uncertainty on the commodity side, obviously things like produce are difficult to do. But I don’t - I need a refreshment of my memory with that issue with P.F. Chang’s. Thank you.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

With respect to the commods, we basically forward contract with anything, speaking of the major commodities now, with the exception of as you mentioned produce, as you mentioned, and poultry. We decided to float with the market so we’ll go through the swings. That’s not a change. We’ve been doing that for years now. So we’re going to see price increases pushed through the summer months and decreases as it goes through the back half of the year. Those are the two main items that we do not forward-contract on. Our forward contracts and again I just use the term somewhat loosely. It will go anywhere from three months to 12 months and beyond that depending on the commodity.

Bryan Elliott - Raymond James & Associates - Analyst

And rice is in the produce category?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

No.

Bryan Elliott - Raymond James & Associates - Analyst

This is a new contract cycle then that it’s going to make rice cost higher year over year in the second half?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

The supply of rice is not keeping up with the demand for rice currently.

Bryan Elliott - Raymond James & Associates - Analyst

So you’re going to have a contract and we’re paying more under a new contract so this will be a six to 12 month new price?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

No, no. The fact of the matter is, if you looked at the rice, the equilibrium right now in the country you’re going to see an increase in rice. But your point’s correct yes. We’re going to see a price increase certainly for the last part of this year. Whether that goes into next year remains to be seen.

Bryan Elliott - Raymond James & Associates - Analyst

You haven’t made any commitments on rice.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Right.

Operator

Our next question comes from John Glass.

John Glass - CIBC - Analyst

Following up on the area partners, I think you said you added some. If you could quantify how many you’ve added and does it change the minority pass-back at all, is there any chain we should be aware of and on the G&A that you talked about on the Bistro is there a similar program at this point to look at the Pei Wei G&A as it rolls out more or is that as currently or previously contemplated, thanks?

Bert Vivian - P.F. Changs China Bistro, Inc. - President

This is Bert again. With respect to our area partners we’re probably talking about four or five folks over the last quarter or so that we’ve added. And I would contemplate that as we push forward, for the next year or so, we may add one or two perhaps more. Let’s see, in terms of the minority interest, no, it will not have any impact in terms of the total percentage of the minority interest that our partners own. Though they’ll be sharing our area partners will be sharing with others in terms of the ownership of the restaurant. And with respect to Pei Wei without speaking for Russell, he’s smarter than I am. He has figured this all out. He is on a different plane than we are at the Bistro. His G&A versus our G&A is apples and oranges.

John Glass - CIBC - Analyst

Got you.

Operator

Reminder, if you want to ask a question press star one, again, that is star one. Our next question comes from Bryan Elliott please state your company name.

Bryan Elliott - Raymond James & Associates - Analyst

Still with Raymond James. Kristina the extra week in the fourth quarter can you, for those of us who have to model before February, could you walk through what line items are monthly accruals, for example, will there be any 53rd week expenses in the G&A or is that all sort of a monthly accrual so it will be the restaurant contribution for the extra week that will flow all the way through, less the minority interest all the way through to the tax line, can you give a little more detail on that?

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

Bryan I would be more than happy to walk through that offline. There will be G&A and pre-opening those costs will have an extra week in the fourth quarter as well as having extra revenues and other such things. So I’d be more than happy though if you want to spend a little more on that detail we can talk about it offline.

Bryan Elliott - Raymond James & Associates - Analyst

Fair enough thanks.

Operator

At this time we are showing no further questions.

Kristina Cashman - P.F. Changs China Bistro, Inc. - CFO and Secretary

Thank you everyone.

Bert Vivian - P.F. Changs China Bistro, Inc. - President

Thank you.

Operator

That concludes today’s conference. You may disconnect at this time. Thank you for participating.